 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 11, 2024

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On July 11, 2024, The Estée Lauder Companies Inc. (the “Company”) appointed Akhil Shrivastava, as its Executive Vice President and Chief Financial Officer, effective November 1, 2024. Mr. Shrivastava, age 51, joined the Company in August 2015. He is currently Senior Vice President – Corporate Controller. From December 2020 through June 2024, he was Senior Vice President and Corporate Treasurer. From January 2019 through November 2020, he was Senior Vice President – Finance & Strategy for one of the Company’s brand cluster groups and prior to that he was Vice President, Global Brand Finance & Strategy for the Estée Lauder brand.

In connection with his appointment, Mr. Shrivastava entered into an employment agreement, dated as of July 23, 2024, with the Company to serve as Executive Vice President and Chief Financial Officer beginning November 1, 2024. The agreement provides that Mr. Shrivastava will be an employee-at-will and continue as Executive Vice President and Chief Financial Officer until his retirement or other termination of employment. The agreement provides for his base salary and bonus opportunities to be set by the Compensation Committee of the Board of Directors of the Company. Effective November 1, 2024, his base salary will be at an annual rate of $900,000 and his aggregate bonus opportunity at target will be $1,000,000, with such rate pro-rated for the months during the year in which he is in his new position. His equity grants shall be determined by the Stock Plan Subcommittee. The recommended annual equity-award target opportunity for fiscal 2025 will have a value of $1,900,000 (before application of his individual performance percentage). Provisions in the agreement regarding termination of employment are substantially the same as those for the Company’s other named executive officers that are described in the Company’s most recent proxy statement under the heading “Executive Compensation – Potential Payments Upon Termination of Employment or Change in Control,” which was filed with the SEC on September 28, 2023. Mr. Shrivastava is entitled to standard benefits generally available to other executive officers of the Company. Benefits provided to him under the agreement may be modified by the Compensation Committee at any time other than in contemplation of a “Change of Control” (as defined in the agreement) or after a Change of Control. Any such modification shall not be effective until at least two years after such modification is approved by the Compensation Committee.

The above brief description of the material terms of the agreement is qualified by reference to the text of the agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Shrivastava will be succeeding Tracey T. Travis as Executive Vice President and Chief Financial Officer. The Company announced Ms. Travis’ intention to retire June 30, 2025 in a press release on July 11, 2024 and in a current report on Form 8-K that was filed with the SEC on July 16, 2024. Effective November 1, 2024, Ms. Travis will be Executive Vice President, Senior Adviser.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Akhil Shrivastava, dated as of July 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	July 23, 2024	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

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